UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 5, 2011
HORIZON TECHNOLOGY FINANCE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	814-00802 (Commission File Number)	27-2114934 (I.R.S. Employer Identification No.)
312 Farmington Avenue
Farmington, CT 06032
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (860) 676-8654
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 Corporate Governance and Management

Item 5.07	Submission of Matters to a Vote of Security Holders.
     On May 5, 2011, Horizon Technology Finance Corporation (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved two proposals and did not approve one proposal. The proposals are described in detail in the Company’s definitive proxy statement for the Annual Meeting as filed with the Securities and Exchange Commission on April 1, 2011 (the “Proxy Statement”). As of March 18, 2011, the record date, 7,593,421 shares of common stock were eligible to vote.
Proposal 1. The Company’s stockholders elected two Class I directors of the Company, each of whom will serve until the 2014 Annual Meeting, or until his successor is duly elected and qualifies or until his earlier resignation, removal from office, death or incapacity. The two directors were elected pursuant to the voting results set forth below:

			Broker
	For	Withheld	Non-Votes
James J. Bottiglieri	4,206,625	359,020	1,345,330
David P. Swanson	4,180,478	385,167	1,345,330
Proposal 2. The Company’s stockholders ratified the selection of McGladrey & Pullen, LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2011, as set forth below:

For	Against	Abstain
5,887,361	20,951	2,663
Proposal 3. The Company’s stockholders did not approve a proposal to authorize flexibility for the Company, with the approval of its Board of Directors, to sell shares of its common stock (during the 12 months subsequent to the date of the Annual Meeting) at a price below its then current net asset value per share subject to certain limitations as described in the Proxy Statement. The number of votes in favor of Proposal 3 did not constitute a “majority of the outstanding voting securities” of the Company, as defined by the Investment Company Act of 1940. The stockholders did not approve the proposal pursuant to the voting results set forth below:

				Broker
	For	Against	Abstain	Non-Vote
All Stockholders	3,561,617	995,327	8,701	1,345,330
Excluding Affiliates	1,798,487	606,207	8,701	1,345,330

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2011	HORIZON TECHNOLOGY FINANCE CORPORATION
	By:	/s/ Robert D. Pomeroy, Jr.
Robert D. Pomeroy, Jr.
Chief Executive Officer and Chairman of the Board

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